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                               DEALER MANAGER AGREEMENT


                                                                   June __, 1998



Piper Jaffray Inc.
222 South Ninth Street
Minneapolis, Minnesota 55402


Ladies and Gentlemen:

     99CENTS Only Stores, a California corporation ("the Company"), proposes to offer (the "Exchange Offer") to exchange one share of the Company's common stock, no par value per share (the "Company Stock"), for each 16 shares of common stock, $.05 par value per share (the "Universal Stock"), of Universal International, Inc., a Minnesota corporation ("Universal"). Unless the context requires otherwise, all references in this Agreement to Universal Stock shall include the associated common share purchase rights (each, a "Right" and collectively, the "Rights") issued pursuant to the Rights Agreement, dated as of April 19, 1996, between Universal and Norwest Bank Minnesota, National Association, as Rights Agent (the "Rights Agreement"). Any exchange of Company Stock for Universal Stock pursuant to the Exchange Offer is herein referred to as an "Exchange."

     The Company hereby confirms its agreement with Piper Jaffray Inc. (the "Dealer Manager"), as follows:

     1. REGISTRATION STATEMENT, PROSPECTUS AND OFFERING MATERIALS. The Company has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Securities Act"), a registration statement on Form S-4 covering the registration of the Company Stock. Such registration statement, including the exhibits thereto and any documents incorporated by reference therein, as amended at the time it becomes effective or as thereafter amended or supplemented from time to time, is herein called the "Registration Statement." The final prospectus included in the Registration Statement (including any documents incorporated in the proxy statement/prospectus by reference) is herein called the "Prospectus," except that if the final prospectus furnished to the Dealer Manager for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus furnished to the Dealer Manager for such use. The terms "supplement" and "amendment" or "amend" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          The Registration Statement, Prospectus, Tender Offer Statement on
Schedule 14D-1 (the "Schedule 14D-1"), related letters to securities brokers, dealers, commercial banks, trust companies and other nominees, letters to beneficial owners of Universal stock, letters of transmittal (the "Letters of Transmittal"), notices of guaranteed delivery (the "Notices of Guaranteed Delivery") and any newspaper announcements, press releases and other offering materials and information the Company or Subsidiary may use or prepare, approve or authorize for use in connection with the Exchange Offer, as amended or supplemented from time to time, are herein collectively referred to as the "Offering Materials."

     2.   AGREEMENT TO ACT AS DEALER MANAGER.

          (a) The Company intends to commence the Exchange Offer as soon as practicable after the Registration Statement becomes effective under the Securities Act by mailing the Prospectus, the related Letters of Transmittal and such of the other Offering Materials as is required or as the Company elects to each holder of Universal Stock (the date of the commencement of such mailing being herein called the "Commencement Date"). Thereafter, to the extent practicable until the expiration of the Exchange Offer, the Company will use its best efforts to cause copies of such material and a return envelope to be mailed to each person who becomes a holder of record of any shares of Universal Stock.

          (b) The Company retains the Dealer Manager to act as dealer manager and to advise the Company and Subsidiary in connection with the solicitation of Exchanges (each a "Solicitation" and collectively the "Solicitations"), including responding to inquiries from offerees in connection with the Solicitations. On the basis of the representations, warranties and agreements of the Company herein contained and subject to and in accordance with the terms and conditions hereof and of the Offering Materials, the Dealer Manager agrees to act as dealer manager in connection with the Exchange Offer and to advise the Company and Subsidiary in connection with the Solicitations.

          (c) The Company shall furnish the Dealer Manager as soon as practicable after the date hereof (to the extent not previously furnished), with such information as is available to the Company as to the names of persons who were the holders of record or, to the extent available to the Company, the beneficial owners of the Universal Stock as of a recent date, together with the number of shares of Universal Stock held by them. Additionally, the Company shall use its best efforts to update such information from time to time during the term of this Agreement as may be reasonably requested by the Dealer Manager. Except as otherwise provided herein, the Dealer Manager agrees to use such information only in connection with the Solicitations.



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          (d)   The Dealer Manager shall act hereunder as an independent
contractor, and nothing herein contained shall make the Dealer Manager an agent of the Company or Subsidiary in connection with any Solicitation. Nothing contained in this Agreement shall constitute the Dealer Manager partner of or joint venturer with the Company or Subsidiary. Neither the Dealer Manager nor any of its affiliates, partners, directors, officers, agents, employees or controlling persons (if any) shall have any liability to the Company, the Subsidiary or any other person for any act or omission on the part of any securities broker or dealer (other than the Dealer Manager), commercial bank or trust company that solicits exchanges, and neither the Dealer Manager nor any of such persons or entities referred to above shall have any liability based on the Dealer Manager's or their exclusive or contributory negligence or otherwise, to the Company, the Subsidiary or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either the Dealer Manager's engagement or any matter referred to in this Agreement except to the extent that such liability results from the gross negligence or bad faith of the Dealer Manager in performing the services that are the subject of this Agreement.

          (e) The Dealer Manager shall not have any obligation to cause any Offering Materials to be transmitted generally to the holders of the Universal Stock. The Dealer Manager agrees not to give any written information and not to make any representations to holders of the Universal Stock in connection with any Solicitation that are inconsistent with the Offering Materials. The Company agrees that it will not use or furnish to any person Offering Materials that have been amended after the date hereof without first notifying the Dealer Manager.

          (f) The Company authorizes the Dealer Manager to communicate with any information agent (each an "Information Agent") or exchange agent (each an "Exchange Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer with respect to matters relating to the Exchange Offer.

          (g) The Company agrees that any reference to the Dealer Manager in any Offering Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

     3.   COMPENSATION AND EXPENSES.

          (a) The Company will pay to the Dealer Manager, as compensation for its services to the Company hereunder, a fee of $75,000, which fee shall be payable upon the earlier of the completion or the termination of the Exchange Offer, and shall be payable without regard to whether or not any shares are exchanged pursuant to the Exchange Offer.

          (b) Whether or not the Exchange Offer is consummated, the Company will pay all costs and expenses incurred in connection with this Agreement and the Solicitations, including, without limitation, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses, the Prospectus and the other Offering Materials and any amendments or supplements to any of the foregoing, and the cost of furnishing copies thereof to the Dealer Manager, (ii) the preparation and distribution of certificates for the Company Stock and any Blue Sky surveys and the printing of certificates for the Company Stock, (iii) the distribution of the Offering Materials to the holders of the Universal Stock,
(iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Company Stock under the applicable securities laws in accordance with Section 4(f) and any filing for review of the Exchange
Offer with the NASD, (vi) the fees and expenses of the Transfer Agent, the Registrar, the Information Agent and the Exchange Agent, and (vii) all other costs and expenses incident to the Solicitations incurred by the Company and its subsidiaries; provided, however, that the Dealer Manager shall be responsible for its own expenses, including the fees and disbursements of its counsel.

     4. CERTAIN COVENANTS OF THE COMPANY. Until termination of the Exchange Offer, the Company covenants with the Dealer Manager:

          (a) to notify the Dealer Manager immediately and, if requested by the Dealer Manager, to confirm the notice in writing (i) when the Registration Statement and any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Offering Materials shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Offering Materials or for additional information relating to the Exchange Offer, (iv) of (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (B) of the issuance by the Commission of any order preventing or suspending the use of any of the Offering Materials, (C) of the suspension of the qualification of the Company Stock for offering or sale in connection with the Exchange Offer in any jurisdiction, (D) of the institution or threatening of any proceedings for any of such purposes and (v) other than as described in the Prospectus, of the occurrence of any event that could cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept the Universal Stock tendered pursuant to the Exchange Offer. The Company will use its reasonable best efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.

          (b) prior to the termination of the Exchange Offer and before amending or supplementing the Registration Statement or the Prospectus, to furnish copies of drafts to, and consult with, the Dealer Manager and its counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Offering Materials. The Company shall not file any such amendment or supplement to which counsel for the Dealer Manager shall reasonably object; provided, however, that the foregoing shall not apply to any of the Company's filings with the

Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which such filings the Company will cause to be delivered to the Dealer Manager promptly after being transmitted for filing with the Commission.

          (c) to furnish promptly to the Dealer Manager, without charge, one signed copy of the Registration Statement, all amendments thereto and any other filing with the Commission in connection with the Exchange Offer, whether filed before or after the Registration Statement becomes effective;

          (d) to furnish promptly to the Dealer Manager, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Dealer Manager may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act and the Exchange Act. The Company will furnish promptly to the Dealer Manager, without charge, as soon as the Registration Statement shall have become effective and during the period mentioned in the second sentence of Section 4(e) below such number of copies of the Prospectus and the other Offering Materials (as supplemented or amended) as the Dealer Manager may reasonably request, and the Company will cause all amendments and supplements filed with the Commission to be distributed to holders of Universal Stock as may be required by the Securities Act and the Exchange Act.

          (e) to comply in all material respects with the Securities Act and the Exchange Act in connection with the Offering Materials, the Exchange Offer and the transactions contemplated hereby and thereby, as applicable. If at any time when the Prospectus is required by the Securities Act or Exchange Act to be delivered in connection with any Solicitation or Exchange any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Dealer Manager or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Materials in order that the Prospectus or such other Offering Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Offering Materials, in the light of the circumstances under which they were made, not misleading or if, in the opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Materials to comply with the requirements of the Securities Act or Exchange Act, the Company will promptly prepare, file with the Commission, subject to Section 4(b) of this Agreement, and furnish, at its own expense, to the Dealer Manager and to the dealers (whose names and address will be furnished to the Company by the Dealer Manager) to which Company Stock may have been exchanged, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Offering Materials comply with such requirements.

          (f) to endeavor to qualify the Company Stock for offering and sale in connection with the Exchange Offer under the applicable securities or Blue Sky laws of such jurisdictions as the Company may elect and to maintain such qualifications in effect for such time as may be required for the consummation of the Exchange Offer; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to meet any other requirements deemed by the Company to be unduly burdensome. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Company Stock has been qualified as above provided.

          (g) to make generally available to its security holders as soon as practicable an earnings statement of the Company covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (h) to use its best efforts to effect the listing of the shares of Company Stock issued pursuant to the Exchange Offer on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, as soon as practicable after the date hereof.

          (i) to timely file any report or other document required to be filed by the Company with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act during the period of time referred to in the second sentence of
Section 4(e) hereof.

          (j) to furnish or cause the Exchange Agent to furnish to the Dealer Manager such information as may be reasonably requested from time to time with respect to the shares of Universal Stock that have been validly tendered.

          (k) to promptly inform the Dealer Manager of any litigation or administrative action with respect to the Exchange Offer.

          (l) to give the Dealer Manager notice of any change of the expiration time of the Exchange Offer (the "Expiration Time").

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants and agrees with the Dealer Manager that:

          (a) It has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

          (b) The Subsidiary is a wholly owned subsidiary of the Company, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

          (c) It has the requisite corporate power and authority and has duly taken all necessary corporate action to authorize the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement; and this Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Company.

          (d) Each preliminary prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Securities Act, complied or will comply when so filed, in all material respects, with all applicable requirements of the Securities Act and the Exchange Act; the Registration Statement at the time it becomes effective and the Prospectus and any other Offering Materials, on the Commencement Date and on the date on which the Company commences delivery of the Company Stock for exchange of the Universal Stock pursuant to the Exchange Offer (such date, the "Exchange Date"), will comply, in all material respects, with all applicable requirements of the Securities Act and the Exchange Act; the Registration Statement when it becomes effective will not contain, and the Registration Statement, as amended, if applicable, when such amendment becomes effective will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the Commencement Date and the Exchange Date, none of the Prospectus or the other Offering Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 5(d) do not apply to statements or omissions made based upon and in conformity with information expressly relating to a Dealer Manager supplied in writing by a Dealer Manager expressly for use in the Registration Statement, Prospectus, or any other Offering Materials.

          (e) The Company Stock to be issued pursuant to the Exchange Offer will be duly authorized and, when issued in exchange for Universal Stock pursuant to the Exchange Offer, will be validly issued and fully paid and nonassessable, not subject to any preemptive or similar rights, and will conform in all material respects to all statements relating thereto contained in the Prospectus.

          (f) Except as set forth in the Prospectus, the making and consummation of the Exchange Offer, including the issuance and delivery by the Company of the Company Stock, and the execution, delivery and performance by the Company of this Agreement do not and will not (i) conflict with, or result in the acceleration of any obligation under or in a breach of, or constitute a default under, any of the provisions of any indenture, agreement or undertaking to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property or assets is subject, or of the Articles of Incorporation or By-laws, as amended as of the date hereof, of the Company or (ii) contravene any federal, state or local law, rule or regulation known to the Company (based upon the best knowledge of the Company after reasonable investigation), or any order applicable to the Company or any of its subsidiaries of any court or of any other governmental agency or instrumentality having jurisdiction over any of them or any of their property.

          (g) It has obtained all consents, approvals, authorizations and orders of, and has duly made all registrations, qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement, except such as may be required under the securities laws and Blue Sky laws of the various states of the United States in connection with the solicitation of tenders of the Company Stock by securities dealers and except that the filings required under the 1934 Act with respect to the Exchange Offer have not yet been made but will be duly made as soon as practicable on the Commencement Date.

          (h) It is not, nor after giving effect to the consummation of the Exchange Offer, will it be, and it is not directly or indirectly controlled by, or acting on behalf of any person which is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

     6.   INDEMNIFICATION.

          (a) The Company agrees to hold harmless and indemnify the Dealer Manager and its affiliates and any officer, director, employee or agent of the Dealer Manager or any such affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange Act or Section 15 of the Securities
Act) the Dealer Manager or any of such affiliates (each, a "Dealer Manager Indemnitee") from and against any and all losses, claims, damages, liabilities or expenses whatsoever to which they may become subject under any statute or common law and shall reimburse the Dealer Manager and any other Dealer Manager Indemnitee for any and all legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any action, insofar as such losses, claims, damages, liabilities, expenses or actions (i) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials or any other solicitation material used by the Company or Subsidiary or the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with information expressly relating to the Dealer Manager and furnished by the Dealer Manager in writing to the Company expressly for use therein), (B) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Exchange Offer, (C) any actions taken or omitted to be taken by the Dealer Manager or any other Dealer Manager Indemnitee with the consent of the Company or in conformity with actions taken or omitted to be taken by the Company or (D) any breach by the Company of any representation or warranty, or any failure by the Company to comply with any agreement or covenant, contained in this Agreement or (ii) arise out of, relate to or are in connection with or are alleged to arise out of, relate to or be in connection with the Exchange Offer, any of the other transactions contemplated by the Offering Materials or the performance of your services as Dealer Manager with respect to the Exchange Offer. However, the Company will not be obligated to indemnify any Dealer Manager Indemnitee for any loss, claim, damage, liability or expense pursuant to clause (ii) of the preceding sentence which has been determined in a final judgment by a court of competent jurisdiction to have resulted directly from willful misconduct or negligence on the part of such Dealer Manager Indemnitee. The agreement of the Company to so indemnify contained in this subparagraph (a) shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company, its directors or officers, or by the Dealer Manager or any other Dealer Manager Indemnitee, and shall survive the termination of the Exchange Offer.

          (b) Each Dealer Manager Indemnitee shall, upon the receipt of notice of the commencement of any action in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the Company, but the omission so to notify the Company of any such action shall not relieve the Company from any liability which it may have to the Dealer Manager Indemnitee under this paragraph 6 except to the extent that it has been prejudiced in any material respect by such failure and in any event shall not relieve the Company from any other obligation or liability which it may have to such Dealer Manager Indemnitee otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, the Company shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of such action, in which event such defense shall be conducted by counsel chosen by the Company and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the Company shall elect not to assume the defense of such action, the Company will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both a Dealer Manager Indemnitee and the Company and counsel for the Company shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the Company and the Dealer Manager Indemnitee, the Dealer Manager Indemnitee shall have the right to select separate counsel, satisfactory to the Company to conduct the defense on behalf of the Company (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). The Company and the Dealer Manager each agree that without the other party's prior consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provision of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

          (c) If the indemnification provided for in subparagraph (a) above shall be unenforceable under applicable law, the Company agrees to contribute to such Dealer Manager Indemnitee with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative fault of the Company or Subsidiary on the one hand and the Dealer Manager Indemnitee on the other in connection with the actions, statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, (ii) the relative benefits received by the Company on the one hand and the Dealer Manager on the other hand from the Exchange Offer as contemplated by this Agreement, and
(iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Dealer Manager agree that it would not be just and equitable if contributions pursuant to this subparagraph (c) were to be determined by any method of allocation which does not take account of the equitable considerations referred to above.

          (d) The indemnity and contribution obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Dealer Manager and its partners, directors, officers, agents, employees and controlling persons (if any) and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Dealer Manager, any such affiliate and any of such other persons referred to above. If the obligations of the Company set forth in this Section 6 are not assumed by operation of law or by contract by a party or parties satisfactory to the Dealer Manager, the Company agrees to arrange alternative means of providing for such obligations, including providing insurance or creating an escrow, in each case in an amount and upon terms and conditions reasonably satisfactory to the Dealer Manager.

     7. CONDITIONS TO THE DEALER MANAGER'S OBLIGATIONS. The obligations of the Dealer Manager hereunder are subject as of the Commencement Date and as of the Exchange Date to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance, in all material respects, by the Company of its obligations to be performed hereunder with respect to the Exchange Offer, and the following additional conditions:

          (a) On the Commencement Date and the Exchange Date, the Registration Statement shall have become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the Company's knowledge, threatened by the Commission.

          (b) On the Commencement Date and the Exchange Date, there shall not have been since the respective date as of which information is given in the Registration Statement, with respect to the Exchange Offer, any material adverse change in the business, property or financial condition of the Company.

          (c) The Dealer Manager shall have received on the Exchange Date and the Commencement Date a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in clause (b) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such date and (ii) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before such date.

          (d) On the Commencement Date, the Dealer Manager shall have received a signed opinion of _________, counsel for the Company, dated as of such date, to the effect that:

          (i) the Company is a corporation duly authorized by its articles of incorporation, as amended, to conduct the business which it is now conducting.

          (ii) this Agreement has been duly authorized, executed and delivered by the Company and the Exchange Offer and the other transactions with respect to the Company contemplated by the Prospectus have been duly authorized by the Company;

          (iii) the Registration Statement has become and is effective under the Securities Act; and the Registration Statement, Prospectus and other Offering Materials, as they may have been amended and supplemented prior to the date of such counsel's opinion, comply in all material respects with the requirements of all applicable provisions of the Securities Act and Exchange Act;

          (iv) when issued, in exchange for shares of Universal Stock, the Company Stock will be duly authorized, validly issued, fully paid and nonassessable;

          (v) other than as stated in the Registration Statement and the Prospectus, there are no material pending legal proceedings to which the Company is a party or of which property of the Company is the subject which depart from the ordinary routine litigation incident to the kind of business conducted by the Company, and to such counsel's best knowledge no such proceedings are contemplated;

          (vi) such counsel has no reason to believe that (A) the Registration Statement, as of its effective date, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus, as it may have been amended or supplemented prior to the date of such counsel's opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          With respect to subparagraph (vi) above, such counsel may state that it has not independently verified the accuracy, completeness or fairness of the statements made or included or incorporated by reference therein and takes no responsibility therefor and that such opinion is based upon such counsel's examination of the Registration Statement, the Prospectus as amended or supplemented and any documents incorporated by reference thereto, its investigations made in connection with the preparation of the Registration Statement, Prospectus and other Offering Materials and its participation in conferences with certain officers and employees of the Company and with representatives of Arthur Andersen and any others referred to in such opinion.

          (e) On the Commencement Date, the Dealer Manager shall have received from the Company's independent public accountants, in form and substance satisfactory to the Dealer Manager and dated as of such date, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

          (f) At the Exchange Date, the Dealer Manager shall have received from the Company's independent public accountants, in form and substance satisfactory to the Dealer Manager and dated as of such date, to the effect that such accountants reaffirm the statements made in the letter furnished pursuant to Section 7(e).

          (g) By the Exchange Date, the Company shall have entered into appropriate agreements with the Information Agent and the Exchange Agent for purposes of the Exchange Offer.

     8.   TERMINATION.

          (a)   This Agreement shall terminate upon the earliest to occur of
(i) the last closing date with respect to the Exchanges, (ii) the date on which the Dealer Manager gives notice to the Company that any of the conditions specified in Section 7 have not been fulfilled as of any date such conditions are required to be fulfilled pursuant to Section 7 or (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason (the earliest to occur of clauses (i), (ii) or (iii) being referred to as the "Termination Date").

          (b)   Notwithstanding termination of this Agreement pursuant to
Section 8(a), the obligations of the Company to compensate the Dealer Manager pursuant to Section 3, the representations and warranties contained in Section 5 and the provisions of Section 6 shall survive any termination of this Agreement.

     9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Dealer Manager shall be directed to Piper Jaffray Inc., 222 South Ninth Street, Minneapolis, MN 55402, attention Douglas R. Whitaker, with a copy to Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, MN

55402, attention Patrick F. Courtemanche, and notices to the Company or the Subsidiary shall be directed to either of them c/o 99CENTS Only Stores, 4000 Union Pacific Avenue, City of Commerce, CA 90023, attention _________, with a copy to ___________________________. Any notice under Section 6 hereof may be made by telephone, but if so made, shall be subsequently confirmed promptly in writing.

     10. TOMBSTONE. The Company acknowledges that the Dealer Manager may (but shall not be obligated to), with the prior review and approval of the Company, which approval shall not be unreasonably withheld, place an announcement in such newspapers and periodicals as the Dealer Manager may choose, stating that the Dealer Manager is or was acting as dealer manager to the Company in connection with the Exchange Offer. The costs relating to any such tombstone shall be borne by the Dealer Manager.

     11. SURVIVAL OF CERTAIN PROVISIONS. The representations, warranties, indemnities and agreements of the Company will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager or any affiliate or controlling person thereof and will survive the consummation of the Exchange Offer.

     12. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota, without giving effect to principles of conflicts of laws.

     13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

     14. SEVERABILITY. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

     15. SUCCESSORS. This Agreement is made solely for the benefit of the Dealer Manager, the Company and, to the extent expressed, the parties indemnified pursuant to Section 6, and no other persons shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, and, to the extent expressly set forth herein, the parties indemnified pursuant to Section 6 hereof, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this Agreement, expressed or implied, is intended to confer on holders of the securities of the Company or creditors of the Company or the respective successors and assigns of such creditors, any rights or remedies under or by reason of this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Dealer Manager in accordance with its terms.

                                        Very truly yours,

                                        99CENTS ONLY STORES


                                        By: ________________________
                                        Its: ________________________


Confirmed and accepted as of the date
first above written:

PIPER JAFFRAY INC.


By: ________________________

Its: ________________________